UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019 (August 2, 2019)

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the previously announced executive transition plan of GMS Inc. (the “Company”), G. Michael Callahan, Jr. retired as Chief Executive Officer of the Company, effective as of August 2, 2019 (the “Transition Date”) and John C. Turner, Jr., President of the Company, succeeded Mr. Callahan as Chief Executive Officer, effective as of the Transition Date.  Mr. Callahan also retired as a Director of the Company, effective as of the Transition Date.  Mr. Callahan’s retirement as Chief Executive Officer and Director is not due to any dispute or disagreement over the Company’s operations, practices or policies.

Mr.  Callahan joined the Company in 1993 and has served as the Company’s Chief Executive Officer since May 2015.  The Company is eternally grateful to Mr. Callahan for his leadership and commitment to the Company’s success and congratulates him on his well-deserved retirement.

In furtherance of the executive transition plan, the Board of Directors of the Company appointed Mr. Turner as a Director, effective August 2, 2019, to serve until the 2020 annual meeting of the Company’s stockholders or until his earlier resignation or removal.

In satisfaction of the disclosure required by Items 401(b), (d) and (e), and Item 404(a) of Regulation S-K and Item 5.02(d) of Form 8-K with respect to Mr. Turner, the Current Report of the Company filed on Form 8-K with the Securities and Exchange Commission on April 3, 2019, is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: August 5, 2019	By:	/s/ Craig D. Apolinsky
		Name:	Craig D. Apolinsky
		Title:	Vice President, General Counsel and Corporate Secretary

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